REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October ___, 2006, by and between Workstream Inc., a corporation existing pursuant to the Canada Business Corporations Act with headquarters located at 495 Mark Road, Suite 300, Ottawa, Ontario K2K 3G1, Canada (the ”Company”), and the undersigned lender (“Lender”).

RECITALS

A. In connection with the Transaction Agreement by and between the parties hereto, dated as of September 28, 2006 (the “Transaction Agreement”), the Company has agreed, upon the terms and subject to the conditions set forth in the Transaction Agreement, to issue to the Lender the Warrants (as defined in the Transaction Agreement) which will be exercisable to purchase Warrant Shares (as defined in the Transaction Agreement).

B. To induce the Lender to execute and deliver the Transaction Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lender hereby agree as follows:

1.  Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Transaction Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a)  “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in Chicago, Illinois are authorized or required by law to remain closed.

(b)  “Closing Date” shall have the meaning set forth in the Transaction Agreement.

(c)  “Effective Date” means the date that the Registration Statement has been declared effective by the SEC.

(d)  “Effectiveness Deadline” means the date which is 90 days (or 120 days if reviewed by the SEC) after the Closing Date.

(e)  “Filing Deadline” means forty-five (45) Business Days after the Closing Date.

(f)  “Investor” or “Investors” means the Lender or any transferee or assignee of any Registrable Securities or Warrants, as applicable, to whom the Lender assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee of any Registrable Securities or Warrants, as applicable, assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9. Each Investor who may from time to time hold Registrable Securities shall have the rights and be subject to the obligations created by this Agreement.

(g)  “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(h)  “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the SEC.

(i)  “Registrable Securities” means (i) the Warrant Shares issued or issuable upon exercise of the Warrants and (ii) any capital stock of the Company issued or issuable with respect to the Warrant Shares or the Warrants, including, without limitation, (1) as a result of any share split, share dividend, recapitalization, exchange or similar event or otherwise and (2) including shares of capital stock of the Company into which the Common Shares are converted or exchanged and shares of capital stock of a Successor Entity (as defined in the Warrants) into which the Common Shares are converted or exchanged, in each case, without regard to any limitations on exercise of the Warrants.

(j)  “Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

(k)  “Required Holders” means the holders of at least a majority of the Registrable Securities.

(l)  “Required Registration Amount” means the maximum number of Warrant Shares issued and issuable pursuant to the Warrants as of the trading day immediately preceding the applicable date of determination (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants), all subject to adjustment as provided in Section 2(e).

(m)  “Rule 415” means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

(n)  “SEC” means the United States Securities and Exchange Commission.

2.  Registration.

(a)  Mandatory Registration. The Company shall prepare, and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC the Registration Statement on Form S-3 covering the resale of all of the Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(d). The Registration Statement prepared pursuant hereto shall register for resale at least the number of Common Shares equal to the Required Registration Amount as of the date the Registration Statement is initially filed with the SEC. The Registration Statement shall contain (except if otherwise directed by the Required Holders) the “Selling Stockholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B; provided that the Company may make any changes to such sections as requested by the SEC so long as none of such changes are materially inconsistent with the form attached hereto as Exhibit B or adversely affect any Investor (including, without limitation, any restrictions on the manner of disposition). The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline. By 9:30 a.m. on the Business Day immediately following the Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement. Notwithstanding anything to the contrary contained in this Agreement, other than during an Allowable Grace Period the Company shall ensure that, when filed and at all times while effective, each Registration Statement and the prospectus used in connection with such Registration Statement will disclose (whether directly or through incorporation by reference to other SEC filings to the extent permitted) all material information regarding the Company and its securities.

(b)  Allocation of Registrable Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Required Holders.

(c)  Legal Counsel. Subject to Section 5 hereof, the Lender shall have the right to select one legal counsel to review and oversee, solely on its behalf, any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Greenberg Traurig, LLP or such other counsel as thereafter designated by the Lender. The Company and Legal Counsel shall reasonably cooperate with each other in regards to the performance of the Company’s obligations under this Agreement.

(d)  Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on Form SB-2 or another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(e)  Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover the resale of all of the Registrable Securities required to be covered by such Registration Statement or an Investor’s allocated portion of the Registrable Securities pursuant to Section 2(b), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of Common Shares available for resale under the Registration Statement is less than the Required Registration Amount. The determination set forth in this paragraph shall be made without regard to any limitations on the exercise of the Warrants and such calculation shall assume that the Warrants are then exercisable for Common Shares at the then prevailing applicable Exercise Price.

(f)  Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering the resale of all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the Filing Deadline (a “Filing Failure”) (it being understood that if the Company files a Registration Statement without affording the Investor the opportunity to review and comment on the same as required by Section 3(c) hereof, the Company shall not be deemed to have satisfied this clause (i)(A) and such event shall be deemed to be a Filing Failure) or (B) not declared effective by the SEC on or before the applicable Effectiveness Deadline (an “Effectiveness Failure”) (it being understood that if the Business Day immediately following the Effective Date the Company shall not have filed a “final” prospectus for the Registration Statement with the SEC under Rule 424(b) in accordance with Section 2(a) above (whether or not such a prospectus is technically required by such rule), the Company shall not be deemed to have satisfied this clause (i)(B) and such event shall be deemed to be an Effectiveness Failure) or (ii) on any day after the Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a suspension or delisting of (or a failure to timely list) the Common Shares on its principal trading market or exchange, or to register a sufficient number of Common Shares) (a “Maintenance Failure”) (provided that if an Investor transfers its rights hereunder pursuant to Section 9 and the transferee requests inclusion in such Registration Statement which requires the Company under applicable law to file a post-effective amendment to such Registration Statement, then a Maintenance Failure shall not be deemed to have occurred solely with respect to the filing of such post-effective amendment only if the Company is using its best efforts to file such amendment and have such amendment declared effective as soon as practicable), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying Common Shares (which remedy shall not be exclusive of any other remedies available at law or in equity) the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to two percent (2%) of the initial aggregate principal amount of the Notes (as such term is defined in the Transaction Agreement) issued on the Closing Date with respect to each thirty (30) day period occurring after any (X) Filing Failure; (Y) Effectiveness Failure; or (Z) Maintenance Failure (in each case, pro rated for periods totaling less than thirty (30) days). The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid on the earlier of (a) the thirtieth (30th) day after the event or failure giving rise to the Registration Delay Payments has occurred and (b) the third (3rd) Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner in accordance with the foregoing, such Registration Delay Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full. Notwithstanding anything contained in this Section 2(f) to the contrary, in no event shall the Registration Delay Payments exceed $3,000,000 in the aggregate.

3.  Related Obligations.

The Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a)  The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (but in no event later than the Filing Deadline) and use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the Effectiveness Deadline). Subject to allowable Grace Periods (as defined below), the Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investor may sell all of the Registrable Securities required to be covered by such Registration Statement without restriction pursuant to Rule 144(k) (or any successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investor shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain, with respect to the Company, any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. The Company shall submit to the SEC, within two (2) Business Days after the later of the date that (i) the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement (as the case may be) and (ii) the approval of Legal Counsel is sought pursuant to Section 3(c) (which approval is immediately sought), a request for acceleration of effectiveness of such Registration Statement to 4:00 p.m. on the second (2nd) Business Day after the submission of such request.

(b)  Subject to Section 3(r) of this Agreement, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company by the Investor. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q or Form 10-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(c)  The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

(d)  The Company shall furnish to the Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request from time to time) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor.

(e)  The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investor of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f)  The Company shall notify Legal Counsel and the Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission and deliver ten (10) copies of such supplement or amendment to Legal Counsel and the Investor (or such other number of copies as Legal Counsel and the Investor may reasonably request from time to time). The Company shall also promptly notify Legal Counsel and the Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and the Investor by facsimile or e-mail on the same day of such effectiveness and by overnight mail), and when the Company receives written notice from the SEC that a Registration Statement or any post-effective amendment will be reviewed by the SEC, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(g)  The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h)  If the Investor may be required under applicable securities law to be described in the Registration Statement as an underwriter, at the request of the Investor, the Company shall furnish to the Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as the Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investor, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investor.

(i)  [Reserved].

(j)  The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k)  Without limiting any obligation of the Company under the Transaction Agreement, the Company shall use its best efforts either to (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all of the Registrable Securities covered by a Registration Statement on The Nasdaq Capital Market and the Boston Stock Exchange, or (iii) if, despite the Company’s best efforts to satisfy the preceding clauses (i) or (ii) the Company is unsuccessful in satisfying the preceding clauses (i) or (ii), to secure the inclusion for quotation on The Nasdaq Capital Market and the Boston Stock Exchange for such Registrable Securities and, without limiting the generality of the foregoing, to use its best efforts to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. (“NASD”) as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

(l)  The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

(m)  If requested by the Investor, the Company shall as soon as practicable after receipt of notice from the Investor and subject to Section 3(r) hereof, (i) incorporate in a prospectus supplement or post-effective amendment such information as the Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

(n)  The Company shall use its best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(o)  The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement.

(p)  The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(q)  Within one (1) Business Day after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

(r)  Notwithstanding anything to the contrary herein (but subject to the last sentence of this Section 3(r)), at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investor in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investor) and the date on which the Grace Period will begin, and (ii) notify the Investor in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed ten (10) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of thirty (30) days and the first day of any Grace Period must be at least five (5) trading days after the last day of any prior Grace Period (each, an “Allowable Grace Period”); provided, that no Allowable Grace Period may exist prior to the Effective Date or during the first sixty (60) Business Days after the Effective Date. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investor receive the notice referred to in clause (i) and shall end on and include the later of the date the Investor receives the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, nonpublic information is no longer applicable. Notwithstanding anything to the contrary contained in this Section 3(r), the Company shall cause its transfer agent to deliver unlegended Common Shares to a transferee of an Investor in accordance with the terms of the Transaction Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.

(s)  The Company shall use its best efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) so that such form is available for the registration of the resale of Registrable Securities.

4.  Obligations of the Investor.

(a)  At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify the Investor in writing of the information the Company requires from the Investor. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b)  The Investor, by the Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless the Investor has notified the Company in writing of the Investor’s election to exclude all of the Investor’s Registrable Securities from such Registration Statement.

(c)  The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), the Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary in this Section 4(c), the Company shall cause its transfer agent to deliver unlegended Common Shares to a transferee of the Investor in accordance with the terms of the Transaction Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

(d)  The Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(e)  The Investor convents and agrees to deliver a Registration Statement Questionnaire, in the form attached hereto as Exhibit C, no later than five (5) Business Days prior to the Filing Deadline.

5.  Expenses of Registration.

All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. The Lender shall be responsible for the fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement.

6.  Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)  To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls the Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(b), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto and (ii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d) and then only if, and to the extent that, following the receipt of the corrected prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

(b)  In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(b), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that such Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of any of the Registrable Securities by any of the Investors pursuant to Section 9.

(c)  Promptly after receipt by an Indemnified Person or Indemnified Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party (as the case may be); provided, however, that an Indemnified Person or Indemnified Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Indemnified Person or Indemnified Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including any impleaded parties) include both such Indemnified Person or Indemnified Party (as the case may be) and the indemnifying party, and such Indemnified Person or such Indemnified Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Person or such Indemnified Party and the indemnifying party (in which case, if such Indemnified Person or such Indemnified Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party, provided further, that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnified Person or Indemnified Party (as the case may be). In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(d)  No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e)  The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(f)  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.  Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8.  Reports Under the 1934 Act.

With a view to making available to the Investor the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a)  make and keep public information available, as those terms are understood and defined in Rule 144;

(b)  file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under Section 4(c) of the Transaction Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)  furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

9.  Assignment of Registration Rights.

The rights under this Agreement shall be automatically assignable by the Investor to any transferee of all or any portion of the Investor’s Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws if so required; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer shall have been made in accordance with the applicable requirements of the Transaction Agreement; and (vi) such transfer shall have been conducted in accordance with all applicable federal and state securities laws.

10.  Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders, provided that the Investor may give a waiver in writing as to itself. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Investor and the Company. No such amendment or waiver (unless given pursuant to the foregoing proviso) shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.	Miscellaneous.

(a)  Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b)  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) with respect to Section 3(c) by electronic mail (provided confirmation of transmission is electronically generated and kept on file by the sending party) or (iv) one (1) Business Day after deposit with a nationally recognized overnight delivery service with next day delivery specified, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Workstream Inc.
495 March Road
Ottawa, Ontario, Canada K2K-3G1
Telephone: 613-270-0619
Facsimile: 613-236-9819

Attention: CEO

With a copy (for informational purposes only) to:

Cozen O’Connor

1900 Market Street

Philadelphia, Pennsylvania 19103

Telephone: (215) 665-4634

Facsimile: (215) 665-2013

Attention: David S. Petkun, Esq.

If to the Lender:

Hilco Financial, LLC
c/o Hilco Trading Co., Inc.
5 Revere Drive, Suite 206
Northbrook, Illinois 60062
Telephone: 847-509-1100
Facsimile: 847-509-1150
Attention: CEO

If to Legal Counsel:

Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Telephone: 212-801-9200
Facsimile: 212-801-6400
Attention: Peter H. Lieberman, Esq.
Jonathan A. Ain, Esq.

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or electronic mail transmission containing the time, date, recipient facsimile number or electronic mail address and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c)  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d)  The parties hereby agree that pursuant to 735 Illinois Compiled Statutes 105/5-5 they have chosen that all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of Chicago, Cook County, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)  This Agreement, the other Transaction Documents (as defined in the Transaction Agreement), the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(f)  Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(g)  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(h)  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

(i)  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)  All consents and other determinations required to be made by the Investor pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

(k)  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(l)  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Persons referred to in Section 6 and 7 hereof.

(m)  The obligations of each Investor under this Agreement and the other Transaction Documents are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any other Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any of the other the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Investor, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Investor.

[signature pages follow]

IN WITNESS WHEREOF, the Lender and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

WORKSTREAM INC.

By:
Name: __________________ Title: __________________

IN WITNESS WHEREOF, the Lender and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

LENDER:

HILCO FINANCIAL, LLC

By:
Name: __________________ Title: __________________

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

______________________

______________________

______________________

Attention: _____________

Re: Workstream Inc.

Ladies and Gentlemen:

[We are][I am] counsel to Workstream Inc., a corporation existing pursuant to the Canada Business Corporations Act (the “Company”), and have represented the Company in connection with that certain Transaction Agreement (the “Transaction Agreement”) entered into by and among the Company and the Lender named therein (the “Holder”) pursuant to which the Company issued to the Holder warrants exercisable for Common Shares (the “Warrants”). Pursuant to the Transaction Agreement, the Company also has entered into a Registration Rights Agreement with the Holder (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the Common Shares issuable upon exercise of the Warrants, under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on ____________ ___, 200_, the Company filed a Registration Statement on Form S-3 (File No. 333-_____________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names the Holder as a selling stockholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

You are hereby informed that the Common Shares are freely transferable by the Holder pursuant to the Registration Statement, subject to the prospectus delivery requirements of the 1933 Act, which the selling stockholders have agreed to comply with to the extent applicable and which we have assumed compliance with in issuing this letter.

Very truly yours, [ISSUER’S COUNSEL]

By:_____________________

CC: [LIST NAMES OF HOLDER(S); # OF SHARES; CERTIFICATE #S]

EXHIBIT B

SELLING STOCKHOLDERS

The Common Shares being offered by the selling stockholders are issuable upon exercise of the warrants. For additional information regarding the issuance of the warrants, see “Private Placement of Notes and Warrants” above. We are registering the Common Shares in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the warrants issued pursuant to the Transaction Agreement, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the Common Shares by each of the selling stockholders. The second column lists the number of Common Shares beneficially owned by each selling stockholder, based on its ownership of the warrants, as of ________, 200_, assuming exercise of the warrants held by the selling stockholders on that date.

The third column lists the Common Shares being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus generally covers the resale of the maximum number of Common Shares issuable upon exercise of the warrants as of the trading day immediately preceding the date the registration statement is initially filed with the SEC, without taking into account any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the warrants, a selling stockholder may not exercise the warrants to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of Common Shares which would exceed 4.90% of our then outstanding Common Shares following such exercise, excluding for purposes of such determination Common Shares issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Common Shares Owned Prior to Offering	Maximum Number of Common Shares to be Sold Pursuant to this Prospectus	Number of Common Shares Owned After Offering

PLAN OF DISTRIBUTION

We are registering the Common Shares issuable upon exercise of the warrants to permit the resale of these Common Shares by the holders of the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the Common Shares. We will bear all fees and expenses incident to our obligation to register the Common Shares.

The selling stockholders may sell all or a portion of the Common Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Common Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Common Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling Common Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Common Shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Shares in the course of hedging in positions they assume. The selling stockholders may also sell Common Shares short and deliver Common Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge Common Shares to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Common Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Common Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Common Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the Common Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Common Shares by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Common Shares to engage in market-making activities with respect to the Common Shares. All of the foregoing may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.

We will pay all expenses of the registration of the Common Shares pursuant to the registration rights agreement, estimated to be $[     ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the Common Shares will be freely tradable in the hands of persons other than our affiliates.

EXHIBIT C

WORKSTREAM INC.
(the “Company”)

QUESTIONNAIRE TO THE SELLING SHAREHOLDERS

This Questionnaire is to be completed, signed and faxed to Scott Brucker, Esquire at (215) 701-2410 by no later than five (5) Business Days after receipt, by the person or entity indicated on the cover of this Questionnaire (the “Selling Shareholder”) whose common shares of the Company are being registered pursuant to a Registration Statement on Form S-3. Retain a duplicate copy for your files. If you do not return the Questionnaire by the foregoing deadline, your shares may not be included in the Registration Statement.

If you are uncertain about any of the following questions as they apply to your situation, please supply all relevant facts. Include separate sheets with details if necessary. If you have any questions, please call Workstream’s counsel, Scott Brucker, Esquire, at (215) 665-3710.

Please notify me immediately if any of the information disclosed in your answers changes. Please answer all questions. Indicate “none” or “not applicable” when appropriate. Information should be given as of the date of this Questionnaire, even if previously reported to the Company.

IN ANSWERING THESE QUESTIONS, PLEASE REFER TO THE INSTRUCTIONS AT THE BEGINNING OF THIS QUESTIONNAIRE.

Name of Selling Shareholder: _________________________________

Instructions and Definitions

The following instructions and definitions are furnished to aid you in preparing your answers to this Questionnaire.

1.	For purposes of this Questionnaire the term “Company” means Workstream Inc.

2.
“Beneficial” ownership. Beneficial ownership shall have the meaning ascribed to it in Section 13(d) of the Securities Exchange Act of 1934, as amended. The SEC has taken the position that if you have sole or shared voting power or dispositive power or the ability to acquire either sole or shared voting or dispositive power of a security within 60 days, you are the beneficial owner of that security, even though that security is not registered in your name. Thus, for example, you could be the beneficial owner of securities in a trust or estate of which you are a trustee or executor, or of which you are one of the trustees or executors, or you could be the beneficial owner of securities which you have a right to purchase.

3.	The term “affiliate” for purposes of this Questionnaire means any person directly or indirectly controlling, controlled by, or under common control with the Selling Shareholder.

4.	An example response has been provided to assist you in preparing your response.

1. Broker-Dealer Status.

(a) Are you, or are you an affiliate of, a broker-dealer registered under the Securities Exchange Act of 1934?

Yes ____	No ____

If “yes,” please give details below.

(b) Please confirm the following statement: The Company’s equity securities that are being issued to you were acquired in the ordinary course of your business, and at the time the securities were issued to you, you did not have any agreement or understanding, directly or indirectly, with any person to distribute the securities.

Confirmed ____	Cannot Confirm ____

If “cannot confirm,” please give details below.

2.  Relationships with the Company.

(a) Have you held any position or office with the Company, its predecessors or affiliates within the last three years?

Yes ____	No ____

If “yes,” please give details below.

(b)  Have you had any other material relationship with the Company, its predecessors or affiliates within the last three years?

Yes ____	No ____

If “yes,” please give details below.

3. Equity Securities Beneficially Owned By You.

(a) Please state the number and type of equity securities of the Company beneficially owned (please see instructions and definitions on page 2) by you as of the date of this Questionnaire, including securities which are exercisable or convertible into equity securities within 60 days of the date of this Questionnaire.

Class	Number of Shares
of Security	Beneficially Owned

(b) If any natural person or entity other than you holds or shares voting power or dispositive power with respect to the Company’s equity securities listed in response to Question 3(a), please provide the names of the natural persons (including titles) or entities that hold or share such voting power or dispositive power and indicate the number of the Company’s equity securities covered thereby.

(c) With respect to the Company’s equity securities listed in response to Questions 3(a) and 3(b) for which an entity holds or shares voting power or dispositive power, please provide the names of the natural persons (including titles) or entities that control the entity or entities listed in response to Questions 3(a) and 3(b).

(d) Please continue to list the natural persons or entities that control the entities listed in response to Question 3(c) and the entities listed in response to this Question 3(d) until you have listed only natural persons (including titles) that control the applicable entity or entities.

(e) If any person or entity disclaims beneficial ownership of any of the equity securities you have listed in response to Question 3, please so indicate:

EXAMPLE RESPONSE

The following is an example of a response to items 1 through 3. Please assume ABC Corporation is the Selling Shareholder for purposes of this example.

1.             Broker-Dealer Status.

ABC Corporation is an affiliate of a broker-dealer because its sole shareholder, DEF Corporation, is a broker-dealer.

2.            Relationships with the Company.

(a) ABC Corporation has not held any position or office with the Company, its predecessors or affiliates within the last three years.

(b)  ABC Corporation provided consulting services to the Company in March 2002.

3.            Equity Securities Beneficially Owned By You.

Question 3(a).

Class	Number of Shares
of Security	Owned Beneficially

Common Shares	100,000

Warrants to purchase Common Shares	200,000

Question 3(b).

Not applicable

Question 3(c).

ABC Corporation is controlled by DEF Corporation, ABC Corporation’s sole shareholder.

Question 3(d).

DEF Corporation is controlled by XYZ Corporation, DEF Corporation’s sole shareholder. XYZ Corporation is controlled by John Doe, XYZ Corporation’s sole shareholder and its President and Chief Executive Officer.

Question 3(e).

John Doe disclaims beneficial ownership of the 100,000 Common Shares and the Warrants to purchase 200,000 Common Shares.

The undersigned hereby acknowledges that the information contained herein is true to the best of his knowledge and will notify the Company immediately of any changes in such information.

DATED: __________, 2006	FOR INDIVIDUALS:

Name of Selling Shareholder [please print]

Signature

FOR CORPORATIONS, PARTNERSHIPS OR TRUSTS:

Name of Selling Shareholder [please print]

By:
Signature

Name:
[please print]

Title:
[please print]